Exhibit 10.10
SUPPLEMENT NO.___1____ dated as of February 15, 2008, to the Guaranty dated as of October 26, 2007 among SIERRA HOLDINGS CORP. (“Holdings”), certain Subsidiaries of AVAYA INC. from time to time party thereto and CITIBANK, N.A., as Administrative Agent.
A.    Reference is made to (i) the Credit Agreement dated as of October 26, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Avaya Inc. (the “Borrower”), Holdings, Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), (ii) each Secured Hedge Agreement (as defined in the Credit Agreement) and (iii) the Cash Management Obligations (as defined in the Credit Agreement).
B.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
C.    The Guarantors have entered into the Guaranty in order to induce (x) the Lenders to make Loans and the L/C Issuers to issue Letters of Credit, (y) the Hedge Banks to enter into and/or maintain Secured Hedge Agreements and (z) the Cash Management Banks to provide Cash Management Services. Section 4.12 of the Guaranty provides that additional Material Domestic Subsidiaries of the Borrower may become Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Supplement. The undersigned Material Domestic Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty in order to induce (x) the Lenders to make additional Loans and the L/C Issuers to issue additional Letters of Credit, (y) the Hedge Banks to enter into and/or maintain Secured Hedge Agreements and (z) the Cash Management Banks to provide Cash Management Services and as consideration for (x) Loans previously made and Letters of Credit previously issued, (y) Secured Hedge Agreements previously entered into and/or maintained and (z) Cash Management Services previously provided.
Accordingly, the Administrative Agent and the New Subsidiary agree as follows:
SECTION 1. In accordance with Section 4.12 of the Guaranty, the New Subsidiary by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guaranty applicable to it as a Guarantor and Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations does hereby, for the benefit of the Secured Parties, their successors and assigns, irrevocably, absolutely and unconditionally guaranty, jointly with the other Guarantors and severally, the due and punctual payment and performance of the Obligations. Each reference to a “Guarantor” in the Guaranty shall be deemed to include the New Subsidiary. The Guaranty is hereby incorporated herein by reference.
SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.
SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary, and the Administrative Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic communication shall be as effective as delivery of a manually signed counterpart of this Supplement.
SECTION 4. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.
SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 6. If any provision contained in this Supplement is held to be invalid, illegal or unenforceable, the legality, validity, and enforceability of the remaining provisions contained herein and in the Guaranty shall not be affected or impaired thereby and the intent of such illegal, invalid or unenforceable provision shall be followed as closely as legally possible. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 4.01 of the Guaranty.
SECTION 8. The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with the execution and delivery of this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent to the extent required by Section 4.03 of the Guaranty.

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Guaranty as of the day and year first above written.
UBIQUITY SOFTWARE CORPORATION
By:    /s/ Matthew Booher
Name: Matthew Booher
Title: Vice President and Treasurer
Jurisdiction of Formation:    Delaware
Address of Chief Executive Office:                203 Redwood Shores Parkway, Suite 500        Redwood City, California 94065
CITIBANK, N.A.,
as Administrative Agent
By:    /s/
Name:
Title: